EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces Management Change

Coeur d’Alene, Idaho – September 10, 2018 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to announce the appointment of Mr. Ted Sharp as Chief Financial Officer (CFO) for the Company.

Mr. Sharp will serve as the Company’s Chief Financial Officier (CFO) and Corporate Secretary.  He is currently President of Sharp Executive Associates, Inc., a privately-held accounting firm in Nampa, Idaho which provides CFO services to clients in several industries, including the exploration and mining sector.  Prior to 2003, he worked for 14 years as CFO, Managing Director of European Operations, and Corporate Controller for Key Technology, Inc., a publicly-traded manufacturer of capital goods.  From 1981 to 1989, Mr. Sharp worked in both public accounting and private industry.  He holds a BBA in Accounting from Boise State University and is a Certified Public Accountant in both Idaho and Washington.

Steve Osterberg, Timberline’s President and CEO stated, “We are very pleased to add Ted to Timberline’s management team in this important leadership position.  He brings a wealth of expertise and cost-effective experience that will benefit the Company as we advance our projects in the current environment of tight capital markets.  We also extend special thanks to our former CFO, Randy Hardy, for more than a decade of dedicated service to Timberline shareholders. Randy will continue as an advisor to the Company”.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its 23 square-mile Eureka property, comprised of the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural stratigraphic trends defined by distinct geochemical gold anomalies; and as the operator of two joint venture projects - the Paiute project joint venture with a subsidiary of Barrick Gold, and the Elder Creek project joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also owns the Seven Troughs property in Northern Nevada, known to be one of the state's highest grade, former producers.   Timberline has increased its owned and controlled mineral rights in Nevada to over 43 square miles (27,500 acres).  Detailed maps and NI 43-101 estimated resource information for the Eureka property may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section

21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These include, but are not limited to, statements regarding the advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. There are no assurances that the Company will complete the earn-ins on Elder Creek and Paiute projects as contemplated or at all. Factors that could cause or contribute to risks involving forward-looking statements include, but are not limited to, changes in the Company’s business and other factors, including risk factors discussed in the Company's Form 10-Q for the quarter ended June 30, 2018.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

Website:  www.timberline-resources.com

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